SECURITIES PURCHASE AGREEMENT


     This SECURITIES PURCHASE AGREEMENT ("Agreement") is entered into as of February 4, 1998, by and between Pharmos Corporation, a Nevada corporation (the "Company"), with headquarters located at 33 Wood Avenue South, Suite 466, Iselin, New Jersey 08830 and the purchasers (each a "Purchaser" and together the "Purchasers") set forth on the execution pages hereof, with regard to the following:

                                    RECITALS

     A. The Company and Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D"), as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act").

     B. Purchasers desire to purchase, upon the terms and conditions stated in this Agreement, (i) Series C Convertible Participating Preferred Stock of the Company having the rights set forth in the Certificate of Designations, Preferences and Rights (the "Certificate of Designation") attached hereto as Exhibit A (the "Preferred Stock" or the "Convertible Securities"), which shall be convertible into shares of the Company's Common Stock, par value $.03 per share (the "Common Stock") and (ii) a Warrant in the form of Exhibit B hereto (a "Warrant" and, when taken together with all of the warrants issued hereunder, the "Warrants") entitling the holder thereof to purchase the number of shares (the "Warrant Shares") of Common Stock as set forth below. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the "Conversion Shares". The Preferred Stock, the Warrants and the Conversion Shares are collectively referred to herein as the "Securities."

     C. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act, the rules and regulations promulgated thereunder and applicable state securities laws.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchasers hereby agree as follows:


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                                   ARTICLE I.
                         PURCHASE AND SALE OF SECURITIES

     A. Purchase of Preferred Stock and Warrants. Subject to the terms and the satisfaction or waiver of the conditions set forth in this Agreement, the issuance, sale and purchase of the Preferred Stock and Warrants shall be consummated in two (2) separate closings. The first closing is hereinafter referred to as the "First Closing" and the second closing is hereinafter referred to as the "Second Closing" (the First Closing and the Second Closing sometimes referred to herein as a "Closing"). The purchase price (the "Purchase Price") per share of Preferred Stock shall be equal to $1,000. Each Purchaser shall purchase the number of shares of Preferred Stock set forth on the signature page executed by such Purchaser.

     1.1 The Company may elect to consummate the Second Closing by (and only by) delivering a notice satisfying the conditions of this Section (the "Second Closing Notice") to Purchasers at least three (3) business days prior to the date that the Company desires to consummate the Second Closing. The Second Closing may be consummated (i) no earlier than the effectiveness of the Registration Statement contemplated by Section 2.3 of the Registration Rights Agreement (the "Registration Statement"), and (ii) no later than one hundred and eighty (180) days following the date of the First Closing. In the Second Closing Notice, the Company shall represent to Purchasers that: (i) the Registration Statement is effective; (ii) the Company elects to consummate the transactions contemplated hereby as the Second Closing and (iii) the conditions set forth in
Section 7.2 hereof have been satisfied.

     1.2 On the date of the First Closing, subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII, and notwithstanding any election by the Company, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company (i) 70% of the number of shares of Preferred Stock set forth below such Purchaser's name on the signature pages hereof and (ii) a Warrant entitling the holder thereof to purchase 100 Warrant Shares for each share of Preferred Stock purchased pursuant to the First Closing. The aggregate purchase price for the Securities purchased at the First Closing shall be five million dollars ($5,000,000).

     1.3 On the date of the Second Closing (if any), subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII, the Company shall issue and sell to each Purchaser and each Purchaser shall purchase from the Company (i) 30% of the number of shares of Preferred Stock set forth below such Purchaser's name on the signature page hereof and (ii) a Warrant entitling the holder thereof to purchase 100 Warrant Shares for each share of Preferred Stock purchased pursuant to the Second Closing. The aggregate purchase price for the Securities purchased at the Second Closing (if any) shall be three million dollars ($3,000,000). The Conversion Price of the Preferred Stock and the Exercise Price under the Warrant shall be the same for the Second Closing as for the First Closing.

     B. Form of Payment. At each of the First Closing and Second Closing, each Purchaser


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shall pay the aggregate Purchase Price for the Preferred Stock and Warrant being purchased by such Purchaser by wire transfer to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed stock certificates for the same, and the Company shall deliver such Preferred Stock and certificates representing the Warrants against delivery of such aggregate Purchase Price. The obligations in this Agreement of each Purchaser shall be separate from the obligations of each other Purchaser and shall relate solely to the number of shares to be purchased by such Purchaser. The obligations of the Company with respect to each Purchaser shall be separate from the obligations of each other Purchaser and shall not be conditioned as to any Purchaser upon the performance of the obligations of any other Purchaser. The obligations of each Purchaser with respect to the Company shall be separate from the obligations of each other Purchaser with respect to the Company. Except as otherwise set forth in this Agreement, the obligations of each Purchaser shall not be conditioned upon the performance of the obligations of any other Purchaser.

     C. Closing Dates. Subject to the satisfaction (or waiver) of the conditions set forth in Articles VI and VII below, the date and time of the issuance, sale and purchase of the Securities pursuant to this Agreement shall be (i) for the First Closing, within two (2) business days of the execution of this Agreement and (ii) for the Second Closing, on the day three (3) business days following receipt by all Purchasers of the Second Closing Notice from the Company. Each Closing shall occur at 10:00 a.m. Chicago time, at the offices of Altheimer & Gray, 10 S. Wacker Drive, Chicago, IL 60606.

                                   ARTICLE II.
                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Each Purchaser represents and warrants, solely with respect to itself and its purchase hereunder and not with respect to any other Purchaser or the purchase hereunder by any other Purchaser (and no Purchaser shall be deemed to make or have any liability for any representation or warranty made by any other Purchaser), to the Company as set forth in this Article II. No Purchaser makes any other representations or warranties, express or implied, to the Company in connection with the transactions contemplated hereby and any and all prior representations and warranties, if any, which may have been made by a Purchaser to the Company in connection with the transactions contemplated hereby shall be deemed to have been merged in this Agreement and any such prior representations and warranties, if any, shall not survive the execution and delivery of this Agreement.

     A. Investment Purpose. Purchaser is purchasing the Convertible Securities and the Warrants for Purchaser's own account for investment only and not with a view toward or in connection with the public sale or distribution thereof. Purchaser will not resell the Securities except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. Purchaser understands that Purchaser must bear the economic risk of this investment indefinitely, unless the Securities are registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities other than as contemplated by the Registration Rights Agreement. By making the representations in this Section 2.1, the Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act.

     B. Accredited Investor Status. Purchaser is, and was at the time Purchaser was offered the Securities, an "accredited investor" as that term is defined in Rule 501(a) of Regulation D. Purchaser is able to bear the economic risk of an investment in the Securities, is able to afford a complete loss of such investment, and has carefully evaluated the merits and risks of such investment.

     C. Reliance on Exemptions. Purchaser understands that the Convertible Securities are being offered and sold to Purchaser in reliance upon specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Convertible Securities, and Purchaser consents to such reliance.

     D. Information. Purchaser and its counsel have been furnished all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Convertible Securities which have been specifically requested by Purchaser. Purchaser has been afforded the opportunity to ask questions of the Company and has received what Purchaser believes to be complete and satisfactory answers to any such inquiries. Neither such inquiries nor any other due diligence investigation conducted by Purchaser or any of its representations shall modify, amend or affect Purchaser's right to rely on the Company's representations and warranties contained in Article III. Purchaser understands that Purchaser's investment in the Securities involves a high degree of risk.

     E. Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or an investment therein.

     F. Transfer or Resale. Purchaser understands that (i) except as provided in the Registration Rights Agreement, the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be transferred unless subsequently registered thereunder or an exemption from such registration is available (which exemption the Company expressly agrees may be established as contemplated in clauses (b) and (c) of Section 5.1 hereof); (ii) any sale of such Securities made in reliance on Rule 144 under the Securities Act (or a successor rule) ("Rule 144") may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities without registration under the Securities Act under circumstances in which the seller may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement or the Registration Rights Agreement).

     G. Legends. Purchaser understands that, subject to Article V hereof, the certificates for the Convertible Securities, and until such time as the Conversion Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold by Purchaser pursuant to Rule 144, the certificates for the Conversion Shares will bear a restrictive legend (the "Legend") in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     H. Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Purchaser and are valid and binding agreements of Purchaser enforceable against Purchaser in accordance with their terms.

     I. Residency. Purchaser is a resident of the jurisdiction set forth under Purchaser's name on the signature page hereto executed by Purchaser.

     J. Acknowledgments Regarding Placement Agent. Purchaser acknowledges that Gemini Capital, a division of R.D. Kushner & Co., is acting as placement agent (the "Placement Agent") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Purchaser further acknowledges that the Placement Agent has acted solely as placement agent in connection with the offering of Securities by the Company, that the information and data provided to Purchaser in connection with the transactions contemplated hereby have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences of holding, the Securities. Purchaser further acknowledges that the provisions of this Section 2.10 are for the benefit of, and may be enforced by, the Placement Agent.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to each Purchaser that:

     A. Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validity existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the failure to so qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on either (i) the business, operations, properties, financial condition, operating results or prospects of the Company and its subsidiaries, taken as a whole on a consolidated basis or
(ii) the transactions contemplated hereby.

     B. Authorization; Enforcement. (a) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Warrants and the Registration Rights Agreement, and to issue and sell, and perform its obligations with respect to, the Convertible Securities and the Warrants in accordance with the terms hereof and to issue the Conversion Shares in accordance with the terms and conditions of the Certificate of Designation and the Warrant Shares in accordance with the terms and conditions of the Warrant;
(b) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation the issuance of the Convertible Securities and the Warrants and the reservation for issuance and issuance of the Conversion Shares and the Warrant Shares) have been duly authorized by all necessary corporate action and, except as set forth on
Schedule 3.2 hereof, no further consent or authorization of the Company, its board of directors, or its stockholders or any other person, body or agency is required with respect to any of the transactions contemplated hereby or thereby (whether under rules of the Nasdaq SmallCap Market or the Nasdaq National Market System ("Nasdaq"), the National Association of Securities Dealers or otherwise);
(c) this Agreement, the Registration Rights Agreement and the Convertible Securities have been duly executed and delivered by the Company; and (d) this Agreement, the Registration Rights Agreement and the Convertible Securities constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     C. Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares reserved for issuance pursuant to the Company's stock option plans, the number of shares reserved for issuance pursuant to securities (other than the Convertible Securities and the Warrants) exercisable for, or convertible into or exchangeable for any shares of Common Stock and the number of shares to be initially reserved for issuance upon conversion of the Convertible Securities and the exercise of the Warrants is set forth on Schedule 3.3. All of such outstanding shares of capital stock have been, or upon issuance will be, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Preferred Stock and the Conversion Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances (except for liens and encumbrances created by or through the actions of the holders of such capital stock). Except as disclosed in Schedule 3.3, as of the date of this Agreement,
(i) there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement). The Company has furnished to Purchaser true and correct copies of the Company's Certificate of Incorporation as currently in effect ("Certificate of Incorporation"), and the Company's By-laws as currently in effect (the "By-laws"). The Company has set forth on
Schedule 3.3 all instruments and agreements (other than the Certificate of Incorporation and By-laws) governing securities convertible into or exercisable or exchangeable for Common Stock of the Company (and the Company shall provide to Purchaser copies thereof upon the request of Purchaser). The Company shall provide Purchaser with a written update of this representation signed by the Company's Chief Executive Officer or Chief Financial Officer on behalf of the Company as of the date of the Closing.

     D. Issuance of Shares. The Conversion Shares and Warrant Shares are duly authorized and reserved for issuance, and, upon conversion of the Convertible Securities in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (except for those encumbrances created by or through the actions of a Purchaser or otherwise arising under this Agreement, the Registration Rights Agreement or the Warrants) and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Convertible Securities and Warrants are duly authorized and reserved for issuance, and are validly issued, fully paid and non-assessable, and free from all taxes, liens claims and encumbrances (except for those encumbrances created by or through the actions of a Purchaser or otherwise arising under this Agreement, the Registration Rights Agreement or the Warrants) and are not and will not be subject to preemptive rights or other similar rights of stockholders of the Company. The Board of Directors of the Company has unanimously approved the issuance of shares of Common Stock upon conversion of shares of Preferred Stock and upon the exercise of the Warrants pursuant to the terms hereof in the aggregate in excess of twenty percent (20%) of the outstanding shares of Common Stock (the "Rule 4460(i) Authorization"). Accordingly, no further corporate authorization or approval (other than the Stockholder Approval (as defined in Section 4.14)) is required under the rules of the Nasdaq with respect to the transaction contemplated by this Agreement, including, without limitation, the issuance of the Conversion Shares and the Warrant Shares and the inclusion thereof on the Nasdaq.

     E. No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Convertible Securities and Conversion Shares) will not (a) result in a violation of the Certificate of Incorporation or By-laws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such conflicts, defaults, terminations, amendments, accelerations, and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect), or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries, or by which any property or asset of the Company or any of its subsidiaries, is bound or affected, which violation is reasonably likely to have a Material Adverse Affect. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation, by-laws or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as a Purchaser owns any of the Securities, in violation of any law, ordinance, rule, regulation, order, judgment or decree of any governmental entity, court or arbitration tribunal except for possible violations the sanctions for which either singly or in the aggregate would not have a Material Adverse Effect. Except as set forth on Schedule 3.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Registration Rights Agreement or to perform its obligations in accordance with the terms hereof or thereof. The Company is not in violation of the listing requirements of Nasdaq and the Company is not currently aware of any facts or circumstances which would reasonably cause the Company to believe that the Common Stock will be de-listed in the foreseeable future.

     F. Registration and SEC Documents. The Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has been so registered since January 30, 1984. Except as disclosed in
Schedule 3.6, since December 31, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed after December 31, 1995 and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being referred to herein as the "SEC Documents"). The Company has delivered to each Purchaser true and complete copies of the SEC Documents, except for exhibits, schedules and incorporated documents (the SEC documents filed prior to the date hereof, the "Filed SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules


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and regulations of the SEC promulgated thereunder applicable to the SEC
Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the best of Company's knowledge, none of the statements made in any such SEC Documents is, or has been, required to be updated or amended under applicable law. The financial statements of the Company included in the SEC Documents have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied, and the published or otherwise promulgated rules and regulations of the SEC during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they do not include footnotes or are condensed or summary statements) and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial year-end audit adjustments). Except as set forth in the most recent financial statements of the Company included in the Filed SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred subsequent to the date of such financial statements in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, in the case of each of clauses (i) and (ii) next above, which are in nature and amount consistent with the Company's past business practices and are consistent, in all material respects, with the budgets of the Company for the years 1997 and 1998. The Filed SEC Documents contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the properties or assets of the Company or any subsidiary is subject (each a "Contract"). None of the Company, its subsidiaries or, to the best knowledge of the Company, any of the other parties thereto, is in breach or violation of any Contract, which breach or violation would have a Material Adverse Effect. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, would become a breach or default by the Company or its subsidiaries under any Contract which breach or default would have a Material Adverse Effect.

     G. Absence of Certain Changes. Since September 30, 1997, there has been no material adverse change in the business, properties, operations, financial condition, results of operations or prospects of the Company taken as a whole, except as disclosed in Schedule 3.7.

     H. Absence of Litigation. Except as disclosed in Schedule 3.8, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or would adversely affect the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents. There are no facts which, if known by a potential claimant or governmental agency or authority, would be reasonably likely to give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its subsidiaries, would be reasonably likely to have a Material Adverse Effect.

     I. Disclosure. No information relating to or concerning the Company set forth in this Agreement or provided to Purchaser in connection with the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. The Company has no knowledge of any adverse fact or circumstance with respect to the Company which is material (within the meaning of the federal securities laws of the United States) which has not been publicly disclosed. For purposes of this Agreement, the Company shall be deemed to have knowledge of a fact or circumstance if an officer of the Company knew, or reasonably should have known, of such matter after due inquiry. The Company has not provided to the Purchasers any material non-public information.

     J. Acknowledgment Regarding Purchaser's Purchase of the Securities. The Company acknowledges and agrees that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement or the transactions contemplated hereby, that this Agreement and the transactions contemplated hereby, and the relationship between each Purchaser and the Company, are "arms-length", and that any statement made by Purchaser, or any of its representatives or agents, in connection with this Agreement or the transactions contemplated hereby is not advice or a recommendation, is merely incidental to Purchaser's purchase of the Securities and has not been relied upon in any way by the Company, its officers, directors or other representatives; provided that the Company has relied on the Purchaser's "accredited investor" representations set forth in Article II of this Agreement. The Company further represents to Purchaser that the Company's decision to enter into this Agreement and the transactions contemplated hereby has been based solely on an independent evaluation by the Company and its representatives.

     K. Current Public Information. The Company is currently eligible to register the resale of the Conversion Shares on a registration statement on Form S-3 under the Securities Act.

     L. No General Solicitation. Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(C) under Regulation D, with respect to any of the Securities being offered hereby.

     M. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation
D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of each Purchaser to the extent relevant for such determination.

     N. No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with the Placement Agent (the fees of which shall be paid in full by the Company). The Company will indemnify each Purchaser from and against any fees and expenses sought or other claims made by the Placement Agent.

     O. Acknowledgment of Dilution. The number of Conversion Shares issuable upon conversion of the Convertible Securities may increase substantially in certain circumstances, including the circumstance wherein the trading price of the Common Stock declines. The Company's executive officers and directors have studied and understand the nature of the securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company and its stakeholders. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Securities and the Warrant Shares upon exercise of the Warrants is binding upon it and enforceable in accordance with the applicable provisions of this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement and the other agreements, instruments and documents delivered in connection with this Agreement regardless of the dilution that such issuance may have on the ownership interests of other stockholders or stakeholders.

     P. Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") used or necessary for the conduct of its business as now being conducted and as previously described in the Company's Annual Report on Form 10-K for its most recently ended fiscal year, except for such Intangibles which, if not possessed by the Company, would not have a Material Adverse Effect on the Company. Neither the Company nor any subsidiary of the Company infringes on or is in conflict with any right of any other person with respect to any Intangibles nor is there any claim of infringement made by a third party against or involving the Company or any of its subsidiaries, which infringement, conflict or claim, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     Q. Foreign Corrupt Practices. Neither the Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

     R. Key Employees. Each Key Employee (as defined below) is currently serving the Company in the capacity disclosed in Schedule 3.18. No Key Employee, to the best of the knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company is not aware that any Key Employee has any intention to terminate or limit his employment with, or services to, the Company or any of its subsidiaries, nor is any such Key Employee subject to any constraints (e.g., litigation) which would cause such employee to be unable to devote his full time and attention to such employment or services. "Key Employee" means each of Dr. Haim Aviv, Dr. Gadi Riesenfeld, Dr. Anat Biegon, and Mr. Robert Cook.

                                   ARTICLE IV.
                                    COVENANTS

     A. Best Efforts. The Company shall use its best efforts to satisfy timely each of the conditions described in Articles VI and VII of this Agreement; provided, however, that in the case of Section 7.2, such best efforts requirement set forth in this Section 4.1 shall only apply in the event that the Company elects to proceed with the Second Closing by delivering a Second Closing Notice.

     B. Securities Laws. The Company agrees to file a Form D with respect to the Securities with the SEC as required under Regulation D and to provide a copy thereof to each Purchaser on or prior to the date of the First Closing. The Company agrees to file a Form 8-K disclosing this Agreement and the transactions contemplated hereby with the SEC within ten (10) days following the date of the First Closing. The Company shall, on or prior to the date of each Closing, take such action as is necessary to sell the Securities to each Purchaser in accordance with applicable securities laws of the states of the United States, and shall provide evidence of any such action so taken to each Purchaser on or prior to the date of each Closing. Without limiting any of the Company's obligations under this Agreement, the Registration Rights Agreement or the Certificate of Designation, from and after the date of the First Closing, neither the Company nor any person acting on its behalf shall take any action which would adversely affect any exemptions from registration under the Securities Act with respect to the transactions contemplated hereby.

     C. Reporting Status. So long as any Purchaser beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the

Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

     D. Use of Proceeds. The Company shall use the proceeds from the sale of the Preferred Stock only for working capital and general corporate purposes.

     E. Restriction on Issuance of Securities. (a) For a period of one hundred and eighty (180) days following the date of the First Closing, the Company shall not issue or agree to issue, (except (i) to Purchasers pursuant to this Agreement, (ii) pursuant to a merger or acquisition or sale of assets entered into by the Company undertaken in the business judgement of the Board of Directors of the Company, the primary purpose of which is not to raise equity capital or (iii) a public offering of the Company's securities), any equity securities at a price less than the fair market value thereof (less any customary underwriting discount) or any variably priced equity securities or equity like securities of the Company (or any variably priced security convertible into or exercisable or exchangeable, directly or indirectly, for equity or equity like securities of the Company) (each of the foregoing being a "Restricted Security"); provided, however, that the foregoing restriction shall apply only for so long as the Purchasers continue to hold thirty percent (30%) of the Preferred Stock (or equity securities into which such Preferred Stock was converted) on the date of such issuance. Following such one hundred and eighty
(180) day period, the Company may issue Restricted Securities provided that any securities so issued (and any securities issued or issuable, directly or indirectly, upon conversion, exercise or exchange of any of such securities) shall be ineligible for conversion, exercise, exchange, sale, resale and registration under Federal and state securities laws for a period of two hundred and seventy (270) days following the First Closing.

     F. Expenses. The Company shall pay to each Purchaser, or, at the First Closing such Purchasers shall be entitled to withhold from the Purchase Price, reimbursement for the expenses reasonably incurred by CC Investments, LDC and its affiliates and advisors in connection with the negotiation, preparation, execution, and delivery of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, such Purchaser's and its affiliates' and advisors' due diligence and attorneys' fees and expenses (the "Expenses"); provided, however, that such reimbursement of Expenses shall not exceed $50,000. In addition, from time to time thereafter, upon any Purchaser's written request, subject to such $50,000 limit, the Company shall pay to such Purchaser such Expenses, if any, not so paid at the First Closing and/or covered by such payment, in each case to the extent reasonably incurred by such Purchaser.

     G. Information. For so long as the Purchasers continue to hold twenty percent (20%) of the Preferred Stock (or equity securities into which such Preferred Stock was converted), the Company agrees to send the following reports to each Purchaser until such Purchaser transfers, assigns or sells all of its
Securities: (a) within three (3) business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, any proxy statements and any Current Reports on Form 8-K; and (b) within one (1) business day after release, copies of all press releases issued by the Company or any of its subsidiaries. The Company further agrees to promptly provide to any Holder any information with respect to the Company, its properties, or its business or Holder's investment as such Holder may reasonably request; provided, however, that the Company shall not be required to give any Holder any material non-public information. If any information requested by a Holder from the Company contains material non-public information, the Company shall inform the Holder in writing that the information requested contains material non-public information and shall in no event provide such information to Holder without the express prior written consent of such Holder after being so informed.

     H. Conduct of Business. The Company shall not make any investment or enter into any line of business which is inconsistent with the description of the Company's business as set forth in the SEC Documents.

     I. Listing. For so long as any Purchaser owns any of the Securities, the Company shall continue the listing and trading of its Common Stock on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, secure and maintain listing and trading of the Conversion Shares and Warrant Shares on such exchange, and comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of such exchange.

     J. Prospectus Delivery Requirement. Each Purchaser understands that the Securities Act may require delivery of a prospectus relating to the Common Stock in connection with any sale thereof pursuant to a registration statement under the Securities Act covering the resale by such Purchaser of the Common Stock being sold, and each Purchaser shall comply with the applicable prospectus delivery requirements of the Securities Act in connection with any such sale.

     K. Intentional Acts or Omissions. The Company shall not intentionally perform any act which if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby (including, without limitation, pursuant to any agreements or documents obtained by the Company as a condition to any Closing hereunder).

     L. Corporate Existence. So long as any Purchaser beneficially owns any Preferred Stock, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company's assets which complies with Section XI.C of the Certificate of Designation.

     M. Share Authorization. The Company covenants and agrees the Company shall solicit and obtain Stockholder Approval (as defined in the Certificate of Designation) within the time periods set forth in Article VI of the Certificate of Designation.

     N. Hedging Transactions. The Company understands that some or all of the Purchasers are so-called "hedge" funds and the Company hereby expressly agrees that each Purchaser shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, without limitation, puts, call, futures contracts, short sales and hedging and arbitrage transactions. Each Purchaser acknowledges that such purchases, sales and other transactions may be subject to various Federal and state securities laws and agrees to comply with all such applicable securities laws in connection therewith and that such purchases, sales and other transactions will not be effected with the intention of reducing the price of the Common Stock. Each Purchaser agrees that it shall not transfer the Preferred Stock or Warrants to any third party unless such third party agrees in writing to be bound by this
Section 4.14.

                                   ARTICLE V.
                   LEGEND REMOVAL, TRANSFER, AND CERTAIN SALES

     A. Removal of Legend. The Legend shall be removed and the Company shall issue or cause to be issued a certificate without any legend to the holder of any Security upon which such Legend is stamped, and a certificate for a security shall be originally issued without any legend, if, unless otherwise required by applicable federal or state securities laws, (a) the sale of such Security is registered under the Securities Act, (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act, (c) such Security can be sold pursuant to Rule 144 and a registered broker dealer provides to the Company's transfer agent and counsel copies of (i) a "will sell" letter satisfying the guidelines established by the SEC and its staff from time to time and (ii) a customary seller's representation letter with respect to such a sale to be made pursuant to Rule 144 and (iii) a Form 144 in respect of such Security executed by such holder and filed (or mailed for filing) with the SEC or (d) such security can be sold pursuant to Rule 144(k). Each Purchaser agrees to sell all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of the Securities Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the resale of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to Purchaser holding such Security, the Company may require that the Legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or with respect to which the opinion referred to in clause (b) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or such holder provides the opinion with respect thereto described in clause (b) next above.

     B. Transfer Agent Instructions. The Company shall instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Conversion Shares and Warrant Shares in such amounts as specified from time to time by such Purchaser to the Company upon, and in accordance with, the conversion of the Preferred Stock and the exercise of the Warrants. Such certificates shall bear a legend only in the form of the Legend and only to the extent permitted by Section 5.1 above. The Company agrees that no instruction other than such instructions referred to in this Article V or otherwise contemplated by this Agreement, and no stop transfer instructions other than stop transfer instructions to give effect to Section 2.6 and Section
2.7 hereof in the case of the Conversion Shares prior to registration of the Conversion Shares under the Securities Act, will be given by the Company to its transfer agent with respect to the Preferred Stock, the Warrants, the Conversion Shares or the Warrant Shares. Nothing in this Section shall affect in any way a Purchaser's obligations and agreement set forth in Section 5.1 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. Without limiting the foregoing, but subject to Section 5.1 above, if (a) a Purchaser provides the Company with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions (the reasonable cost of which shall be borne by the Company), to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration or (b) a Purchaser transfers Securities to an affiliate or pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denomination as specified by such Purchaser in order to effect such a transfer or sale. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article V will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article V, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                   ARTICLE VI.
                 CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

     A. Conditions to the Company's Obligation to Sell. The obligation of the Company hereunder to issue and sell the Convertible Securities to a Purchaser at each Closing is subject to the satisfaction, as of the date of each Closing and with respect to such Purchaser, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

          a. Such Purchaser shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to the Company.

          b. Such Purchaser shall deliver the applicable Purchase Price for the Convertible Securities purchased at the Closing.

          c. The representations and warranties of such Purchaser shall be true and correct as of the date when made and as of the Closing as though made at that time, and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed or complied with by such Purchaser at or prior to the Closing.

          d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated by this Agreement.

          e. The aggregate purchase price paid to the Company for the Securities purchased pursuant to the First Closing shall be Five Million Dollars ($5,000,000), and the aggregate purchase price for the Securities purchased at the second closing shall be Three Million Dollars ($3,000,000), in both cases net of the reasonable fees and expenses of Purchaser reimbursable pursuant to Section 4.6 hereof and net of any fees paid directly to the placement agent.

                                  ARTICLE VII.
              CONDITIONS TO EACH PURCHASER'S OBLIGATION TO PURCHASE

     A. Conditions to the First Closing. The obligation of each Purchaser hereunder to purchase the Convertible Securities and Warrants to be purchased by it on the date of the First Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser (with respect to it) at any time in such Purchaser's sole discretion:

          a. The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.

          b. The Company shall have delivered duly executed certificates for the Preferred Stock and Warrants (in such denominations as Purchaser shall request) being so purchased by Purchaser at the Closing.

          c. The Company shall have delivered copies of resolutions of the Company's board of directors, a certificate of the Company's secretary, and any other documents or certificates evidencing corporate proceedings as required by Purchaser, all in form reasonably satisfactory to Purchaser.

          d. The Company shall have reserved for issuance at least ten million (10,000,000) shares of Common Stock issuable upon conversion of the Preferred Stock and at least one million forty thousand (1,040,000) shares of Common Stock issuable upon exercise of the Warrants.

          e. The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and the Company shall not be aware of any facts or circumstances which would reasonably cause the Company to believe that the Common Stock will be de-listed in the foreseeable future.

          f. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the First Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the First Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser. Notwithstanding the foregoing, if there shall occur any facts or circumstances subsequent to the date of this Agreement but prior to the First Closing which cause any of the representations and warranties of the Company hereunder to be untrue, the Company shall deliver to Purchaser a written notice for each Purchaser's execution, setting forth such facts and circumstances (the "Disclosure Notice"), and Purchaser may, at Purchaser's option either (i) decline to proceed with the First Closing, in which case this Agreement (other than Section 4.6 hereof) shall be deemed null and void and of no further force or effect, and the Company and each Purchaser shall be released from all obligations and liabilities under this Agreement (other than the Company's obligations under Section 4.6 hereof), or (ii) execute and deliver to the Company the Disclosure Notice and proceed with the First Closing and the consummation of the transactions contemplated by this Agreement, in which case the representations and warranties of the Company made as of the execution and delivery of this Agreement and as of the First Closing shall be deemed to be amended to incorporate the facts and circumstances set forth in the Disclosure Notice.

          g. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          h. Purchaser shall have received the officer's certificate described in Section 3.3, dated as of the First Closing.

          i. Purchaser shall have received on the date of the First Closing opinions of the Company's outside legal counsel (including, without limitation, an enforceability opinion under New York law and an opinion of the Company's Nevada legal counsel opining as to Nevada law), dated as of the First Closing from firms and in form and substance reasonably acceptable to Purchasers (the exact form of which shall have been delivered to Purchaser not later than two (2) days prior to the First Closing), and, without limitation, containing a so-called 10b-5 opinion, in the form attached hereto as Exhibit D.

          j. The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

          k. The Company shall have entered into an agreement with Haim Aviv, Ph.D. restricting dispositions of Common Stock beneficially owned by such person and in the form attached hereto as Exhibit F and shall have obtained a proxy therefrom in the form attached hereto as Exhibit G.

          l. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Nevada and a copy thereof certified by the Secretary of State of Nevada shall have been delivered to Purchaser.

     B. Conditions to the Second Closing. The obligation of each Purchaser hereunder to purchase the Convertible Securities and Warrants to be purchased by it on the date of the Second Closing is subject to the satisfaction of each of the following conditions, provided that these conditions are for each Purchaser's sole benefit and may be waived by such Purchaser (with respect to it) at any time in such Purchaser's sole discretion:

          a. The Company shall have executed the signature page to this Agreement and the Registration Rights Agreement and delivered the same to Purchaser.

          b. The Company shall have delivered duly executed certificates for the Preferred Stock and Warrants (in such denominations as Purchaser shall request) being so purchased by Purchaser at the Closing.

          c. The Company shall have delivered copies of resolutions of the Company's board of directors, a certificate of the Company's secretary, and any other documents or certificates evidencing corporate proceedings as required by Purchaser, all in form reasonably satisfactory to Purchaser.

          d. The Company shall have registered under the Registration Statement the greater of (A) two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants, or (B) 11,040,000 shares of Common Stock.

          e. The Company shall have reserved for issuance the greater of (A) two hundred percent (200%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock and the exercise of the Warrants, or
     (B) 11,040,000 shares of Common Stock.

          f. The Common Stock shall be listed on the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange and trading in the Common Stock shall not have been suspended by the Nasdaq SmallCap Market, the Nasdaq National Market System, the New York Stock Exchange or the American Stock Exchange, the SEC or other regulatory authority and the Company shall not be aware of any facts or circumstances which would reasonably cause the Company to believe that the Common Stock would be delisted in the foreseeable future.

          g. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Second Closing as though made at that time and the Company shall have performed, satisfied and complied with the covenants and agreements required by this Agreement to be performed or complied with by the Company at or prior to the Second Closing. Purchaser shall have received a certificate, executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Second Closing to the foregoing effect and as to such other matters as may be reasonably requested by Purchaser. Notwithstanding the foregoing, if there shall occur any facts or circumstances subsequent to the date of this Agreement but prior to the Second Closing which cause any of the representations and warranties of the Company hereunder to be untrue, the Company shall deliver to Purchaser a written notice for each Purchaser's execution, setting forth such facts and circumstances (the "Disclosure Notice"), and Purchaser may, at Purchaser's option either (i) decline to proceed with the Second Closing, in which case the Company and each Purchaser shall be released from all obligations and liabilities under this Agreement to consummate the Second Closing (other than the Company's obligations under Section 4.6 hereof), or (ii) execute and deliver to the Company the Disclosure Notice and proceed with the Second Closing and the consummation of the transactions contemplated by this Agreement, in which case the representations and warranties of the Company made as of the execution and delivery of this Agreement and as of the Second Closing shall be deemed to be amended to incorporate the facts and circumstances set forth in the Disclosure Notice.

          h. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

          i. Purchaser shall have received the officer's certificate described in Section 3.3, effective as of the Closing.

          j. Purchaser shall have received on the date of the Second Closing opinions of the Company's outside legal counsel (including, without limitation, an enforceability opinion under New York law and an opinion of the Company's Nevada legal counsel opining as to Nevada law), dated as of the Second Closing, from firms and in form and substance reasonably acceptable to Purchasers (the exact form of which shall have been delivered to Purchaser not later than two (2) days prior to the Second Closing), including without limitation, a so-called 10b-5 opinion, in the form attached hereto as Exhibit D.

          k. The Company's transfer agent has agreed to act in accordance with irrevocable instructions in the form attached hereto as Exhibit E.

          l. The agreements with Haim Aviv, Ph.D. Stock in the forms attached hereto as Exhibit F and Exhibit G shall continue to be effect.

          m. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Nevada and a copy thereof certified by the Secretary of State of Nevada shall have been delivered to Purchaser.

          n. The average of Closing Bid Prices for the Common Stock during the ten consecutive trading day period immediately preceding the date of the Second Closing shall not have been less than Two Dollars ($2.00) per share.

          o. A registration statement covering the Conversion Shares and the Warrant Shares shall have been filed and declared effective by the SEC and available for resales.

          p. The Company shall, if required by the terms of this Agreement and the Certificate of Designation, have received Shareholder Approval as set forth in Section 4.13 hereof.

          q. The Company shall have received FDA approval of the NDA submitted for the drug Lotemax.

                                  ARTICLE VIII.
                          GOVERNING LAW; MISCELLANEOUS

     A. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts located in the State of New York and the state courts located in the County of New York in the State of New York in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Each party further agrees that service of process upon any other party to this Agreement mailed by the first class mail shall be deemed in every respect effective service of process upon such party in any suit or proceeding arising hereunder. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

     B. Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

     C. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     D. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     E. Scope of Agreement; Amendments. Except as specifically set forth herein, no Purchaser makes any representation, warranty, covenant or undertaking with respect to the transactions contemplated hereby. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

     F. Notice. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or by facsimile-machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission). The addresses for such communications shall be:

               If to the Company:

                    Pharmos Corporation
                    33 Wood Avenue South
                    Suite 466
                    Iselin, New Jersey 08830
                    Telecopy: (732) 603-3532
                    Attention: President
                    with a copy to:

                    Ehrenreich, Eilenberg, Krause & Zivian, LLP
                    11 East 44th Street, 17th Floor
                    New York, New York 10017
                    Telecopy: (212) 986-2399
                    Attention: Adam D. Eilenberg, Esq.

               If to CC Investments, LDC:

                    CC Investments, LDC
                    Corporate Centre, West Bay Road
                    P.O. Box 31106 SMB
                    Grand Cayman, Cayman Islands

                    with a copy to:

                    Castle Creek Partners, LLC
                    333 West Wacker Drive
                    Suite 1410
                    Chicago, IL  60606
                    Telecopy:  (312) 435-2636
                    Attention: Portfolio Manager

                    and with a copy to:

                    Altheimer & Gray
                    10 South Wacker Drive
                    Suite 4000
                    Chicago, IL  60606
                    Telecopy:  (312) 715-4800
                    Attention: Peter H. Lieberman, Esq.

If to any other Purchaser, to such address set forth under such Purchaser's name on the signature page hereto executed by such Purchaser. Each party shall provide notice to the other parties of any change in address.

     G. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company so long as such affiliate is an accredited investor. This provision shall not limit each Purchaser's right to transfer the Securities pursuant to the terms of this Agreement. In addition, and notwithstanding anything to the contrary contained in this Agreement, the Certificate of Designation, the Warrants or the Registration Rights Agreement, the Securities may be pledged, and all rights of Purchaser under this Agreement or any other agreement or document related to the transaction contemplated hereby may be assigned, without further consent of the Company, to a bona fide pledgee in connection with a Purchaser's margin or brokerage accounts.

     H. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

     I. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Articles III, IV, V and VIII shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Purchaser; provided, however, that the representations and warranties with respect to the Preferred Stock shall terminate if a claim for the breach thereof is not asserted on or before the first anniversary of the date on which all of the Preferred Stock has been converted or has been redeemed by the Company and all other representations and warranties shall terminate on the earlier of the fifth anniversary of the First Closing and the date on which all of the Warrants have been exercised in full; provided, however, that the representations and warranties set forth in Sections 3.9, 3.10 and 3.15 shall not terminate but shall continue indefinitely.

     J. Indemnification. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares hereunder and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Purchaser and each other holder of the Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by an Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Certificate of Designation, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, the Certificate of Designation, the Warrants or the Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnitees, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Preferred Stock or the status of Purchaser or any holder of the Preferred Stock, the Conversion Shares, the Warrants or the Warrant Shares as an investor in the Company except for any such Indemnified Liabilities which directly and primarily results from such Indemnitee's (i) gross negligence and willful misconduct and (ii) intentional or grossly negligent breach by such Indemnitee of any of its covenants herein. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction to each of the Indemnified Liabilities which is permissible under applicable law.

     K. Public Filings; Publicity. Immediately following execution of this Agreement, the Company shall issue a press release, which shall be subject to the prior review and approval of the Purchasers, with respect to the transactions contemplated hereby. Prior to the expiration of ten (10) days following the date of the First Closing, the Company shall file a Form 8-K regarding the transaction contemplated by this Agreement; such Form 8-K shall have as exhibits thereto the material documents executed in connection with this transaction contemplated hereby. The Company and each Purchaser shall have the right to approve before issuance any press releases (including the foregoing press release), SEC or other filings, or any other public statements, with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or SEC, NASDAQ, NASD or exchange filings with respect to such transactions as is required by applicable law and regulations (although each Purchaser shall (to the extent time permits) be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof).

     L. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     M. Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

     N. Termination. In the event that the First Closing shall not have occurred within forty-eight (48) hours of the execution of this Agreement, unless the parties agree otherwise, this Agreement shall terminate. * * *

     IN WITNESS WHEREOF, the undersigned Purchasers and the Company have caused this Agreement to be duly executed as of the date first above written.

                                   PURCHASER:

                                   CC INVESTMENTS, LDC



                                   By: ______________________________________
                                          Its: ______________________________


                                   AGGREGATE NUMBER OF
                                   PREFERRED SHARES: 500


                                   COMPANY:

                                   PHARMOS CORPORATION



                                   By: ____________________________________
                                          Its: ____________________________